                               ESCROW AGREEMENT


          THIS AGREEMENT is made this 1st day of April, 1999 (the "Agreement"), by and among CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation ("Buyer"), MELHAM U.S. INC., a Delaware corporation, PURICO (IOM) LIMITED, an Isle of Man company, and PAUL F. MACK, a United States citizen (collectively, "Sellers"), as the sole shareholders of Melham Holdings Inc., a Delaware corporation ("MHI"), and STATE STREET BANK AND TRUST COMPANY, N.A., a national banking association, as escrow agent (the "Escrow Agent").

          WHEREAS, Buyer and Sellers have entered into a Stock Purchase Agreement, dated April 1, 1999 (the "Purchase Agreement"), pursuant to which the Shareholders have agreed to sell and Buyer has agreed to purchase all of the issued and outstanding stock of MHI;

          WHEREAS, the Purchase Agreement provides that Buyer shall deposit 849,085 shares of Buyer Common Stock (the "Shares") and $6,414,640 principal amount of the Buyer Notes (the "Notes," ) on the date hereof with the Escrow Agent, which Shares and Notes shall be held, invested and disbursed in accordance with the terms of the Purchase Agreement and this Agreement;

          WHEREAS, for purposes of this Agreement, the term "Escrow Shares" shall mean (i) the Shares, and (ii) the shares of common stock, par value $0.50 per share, of Buyer (the "Buyer Common Stock") or other securities issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Shares or the Notes;

          WHEREAS, for purposes of this Agreement, the term "Escrow Funds" shall include the Escrow Shares, the Notes and cash and other investments permitted pursuant to Section 12 hereof or otherwise deposited in the escrow account (but
            ----------
not any interest, cash dividends or earnings thereon); and

          WHEREAS, the Escrow Agent has agreed to serve as escrow agent under this Agreement and to accept delivery of the Escrow Funds and to hold, invest and disburse the Escrow Funds in accordance with the terms and conditions specified in this Agreement.

          NOW THEREFORE, in consideration of the premises and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Capitalized Terms.  All capitalized terms used herein that are not
              -----------------
otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

          2.  Appointment of Escrow Agent.  Buyer and Sellers hereby appoint the
              ---------------------------
Escrow Agent as escrow agent to receive, hold, invest and disburse the Escrow Funds and the Escrow Agent hereby accepts its appointment as escrow agent on the terms described herein.

          3.  Appointment of Seller Representative.  Sellers hereby appoint
              ------------------------------------
Nathu R. Puri (the "Seller Representative") to act as agent and representative on Sellers' behalf with respect to all matters in connection with this Agreement and authorizes Nathu R. Puri, as Seller Representative, to take any and all actions as required hereunder or in connection herewith, whether or not specifically described herein. Nathu R. Puri hereby accepts such appointment as Seller Representative. Any action taken or communication given or received by the Seller Representative shall be deemed to be taken, given or received by each Seller.

          4.  Deposit With Escrow Agent.  Concurrently with the execution of
              -------------------------
this Agreement, Buyer has deposited with the Escrow Agent certificates representing 849,085 shares of Buyer Common Stock and $6,414,640 aggregate principal amount of its 11.5% subordinated notes. The Shares deposited in escrow shall be accompanied by appropriate stock powers.

          Sellers and Buyer agree that the Escrow Funds will remain in escrow with the Escrow Agent and neither Sellers, on the one hand, nor Buyer, on the other, will withdraw or attempt to withdraw the Escrow Funds from the Escrow Agent, except as provided in this Agreement. The parties agree that Sellers shall be treated as the owners of the Escrow Funds for tax purposes.

          5.  Escrow.  Upon receipt of the Escrow Funds, the Escrow Agent shall
              ------
deposit the Escrow Funds in a separate escrow account and shall hold the Escrow Funds in accordance with the terms of this Agreement.

          6.  Termination of Escrow Account.  The release and payment of the
              -----------------------------
balance of the Escrow Funds by the Escrow Agent in accordance with this Escrow Agreement shall terminate the escrow described herein and will act as a complete discharge of the Escrow Agent from all liability with respect to such funds, except for a breach of the Escrow Agent's obligations hereunder prior to such termination.

          7.  Release of Escrow Funds from Escrow.
              -----------------------------------

              (a) The Escrow Funds will be held in escrow by the Escrow Agent until required to be released pursuant to this Section 7 or Section 8 below.
                                               ---------    ---------

              (b) On October 1, 2000 (the "Initial Release Date"), the Escrow Agent shall release to Seller Representative an amount of Escrow Funds, subject to the terms described below, equal to $5,000,000 less (A) an amount equal to all Escrow Funds released to Buyer pursuant to Section 8 hereof on or prior to the Initial Release Date and (B) an amount equal to any then pending but unresolved Claims (the "Unresolved Claims") based upon the amount of such Claim, as set forth in the Notice of Claim, as it may be amended from time to time. Not less than three (3) business days prior to the Initial Release Date, Buyer shall provide the Seller

Representative and Escrow Agent with written notice specifying in reasonable detail the amount of Escrow Funds to be released and whether such Escrow Funds to be released shall be in the form of Escrow Shares or other Escrow Funds (other than the Notes) (it being understood that the form of Escrow Funds to be released shall be at Seller Representative's discretion, but shall not include the Notes), which will be valued at Fair Market Value, as defined below. On April 1, 2004 (the "Final Release Date"), the Escrow Agent shall release to Seller Representative all of the Escrow Funds then in escrow minus the Escrow Funds then in escrow that may be subject to delivery to the Buyer in accordance with Section 8 below with respect to any Unresolved Claims based upon the amount
     ---------
of such Claim, as set forth in the Notice of Claim, as it may be amended from time to time. Not less than three (3) business days prior to the Final Release Date, Buyer shall provide the Seller Representative and Escrow Agent with written notice in reasonable detail of the amount of any Escrow Funds to be retained as a result of Unresolved Claims and whether such Escrow Funds to be retained shall be Escrow Shares, the Notes or other forms of Escrow Funds (it being understood that the form of Escrow Funds to be released shall be at Seller Representative's discretion, but shall not include the Notes unless the amount of the Unresolved Claims is less than the aggregate face amount of the Notes in which event the Escrow Agent will surrender the Notes to the Buyer in exchange for new Notes in the amount of the Unresolved Claims and the Buyer shall issue to Sellers new Notes for the amount to be released). If no such notice shall have been delivered to the Seller Representative and the Escrow Agent at least three (3) business days prior to the Final Release Date, no Escrow Funds shall thereafter be retained and the Escrow Agent shall release to the Seller Representative on the Final Release Date all of the remaining Escrow Funds. Following final resolution of any Unresolved Claims thereafter, the Escrow Agent shall promptly (but in no event later than one business day thereafter) release to the Seller Representative all of the Escrow Funds remaining in escrow, if any, after delivery to the Buyer of the Escrow Funds to which it is entitled with respect to such Unresolved Claims.

          (c) Any delivery of Escrow Shares, Notes or other Escrow Funds to be made pursuant to this Agreement to the Seller Representative, as the agent and representative of the beneficial holder of such Escrow Shares, Notes and other Escrow Funds, will be in the form of (i) with respect to the Escrow Shares and the Notes, one or more stock certificates of Buyer Common Stock reissued by Buyer's transfer agent or Notes reissued by Buyer in the names specified in the original certificates representing the Escrow Shares and Notes and in the aggregate amount of the aggregate Escrow Funds to be released to the Seller Representative at such time (it being understood that the portion of the Escrow Funds that is represented by such stock certificate or Note and that is to be retained by the Escrow Agent shall be returned to Escrow Agent in the form of one or more stock certificates of Buyer Common Stock reissued by Buyer's transfer agent or Notes reissued by Buyer in the names specified in the original certificates representing the Escrow Shares and Notes in the aggregate amount of the portion of the Escrow Funds to be retained by the Escrow Agent at such time) or (ii) with respect to the Escrow Funds other than the Escrow Shares and the Notes, such Escrow Funds as they exist on the date of such delivery. The Escrow Agent shall not be responsible for the reissuance of such stock certificates or Notes or the return of the portion of the Escrow Funds to be retained by the Escrow Agent to the Escrow Agent.

          (d) The parties hereby authorize the Escrow Agent to apply to the Buyer's transfer agent, First Union National Bank, or any successor transfer agent for the Escrow Shares for any division of certificates evidencing Escrow Shares which may be required in connection with the distribution of Escrow Shares pursuant to this Agreement.

          (e) Notwithstanding anything to the contrary contained herein, (i) the Escrow Agent shall not be required to make distributions in excess of the amount of the Escrow Funds from time to time held hereunder; (ii) any delivery of Escrow Shares to be made to the Buyer shall be made by delivery of the Escrow Shares representing the Claim amount together with stock powers, if any; and
(iii) if any calculation of Escrow Shares to be distributed would otherwise result in fractional shares with respect to any party to whom a distribution is to be made, such fractions shall be rounded down to the nearest whole share.

    8.    Notice and Resolution of Claims.
          -------------------------------

          (a) In the event that the Buyer desires to seek recovery against the Escrow Funds pursuant to Section 8.02 of the Purchase Agreement with respect to any Loss that may be indemnifiable thereunder (a "Claim"), the Buyer concurrently will give each of the Escrow Agent and the Seller Representative written notice of such Claim. Each notice of a Claim made by the Buyer (a "Notice of Claim") will contain the following information to the extent it is reasonably available to the Buyer:

              (i) the amount of the Claim and the applicable provisions of the Purchase Agreement upon which such Claim is based (which amount may be revised by the Buyer at any time prior to the release of Escrow Funds with respect to such Claim); and

              (ii) a reasonably detailed description of the facts, circumstances or events giving rise to the Claim, including, without limitation, whether such Claim is a third party Claim or a Claim between Buyer and any of the Sellers, the identity and address of any third-party claimant (to the extent reasonably available to the Buyer) and copies of any formal demand or complaint.

Notwithstanding anything herein to the contrary, the Escrow Agent shall have no responsibility as to the accuracy of the information set forth in a Notice of Claim, whether the description of or the nature of the claim is set forth in reasonable detail or whether the Notice of Claim describes a Claim for which the Buyer is entitled to be paid pursuant to any agreement between the Buyer and the Sellers, including the Purchase Agreement.

          (b) The Escrow Agent will not transfer any of the Escrow Funds held in escrow and subject to a Notice of Claim until such Notice of Claim has been resolved in accordance with the following provisions (the "Determination Date"):

               (i) If within thirty (30) calendar days after a Notice of Claim is received by the Escrow Agent and the Seller Representative (it being understood the Escrow Agent is under no duty to confirm that the Seller Representative has received such notice), the Seller Representative does not contest the Notice of Claim in writing to the Buyer and the Escrow Agent, then the Escrow Agent will promptly deliver to the Buyer , subject to Section 7(c) of this Agreement, that
                                            ------------
          amount of Escrow Funds (it being understood the Seller Representative shall have the discretion to determine, by notice to the Escrow Agent, whether to satisfy any claim with Escrow Shares, with Notes or with Escrow Funds other than Escrow Shares or Notes) having an aggregate Fair Market Value determined as of the date of transfer equal to the amount of damages specified in the Notice of Claim and will notify the Seller Representative of such transfer. As used herein, the term "Fair Market Value" means, (i) with respect to each Escrow Share that is a share of Buyer Common Stock, $16.00, (ii) with respect to the Notes, the aggregate principal amount plus accrued and unpaid interest outstanding on such Notes and (iii) with respect to Escrow Funds other than Escrow Shares or Notes, the value determined in accordance with
          Section 12 hereof.
          ----------

               (ii) In the event that the Seller Representative gives written notice (a "Notice of a Contested Claim") contesting all or a portion of a Notice of Claim to the Escrow Agent and the Buyer (which Claim is thereafter a "Contested Claim") within the 30-day period provided for above, the following procedures shall apply: (A) for matters that are subject to third party claims asserted against the Buyer or other Indemnified Party under the Purchase Agreement, the Seller Representative will await the final decision, award or settlement of such claim and any related litigation, arbitration or other proceeding; provided that any such asserted claim will be deemed resolved (and no action shall be required by the Escrow Agent) if, within six (6) months following the Notice of Contested Claim, such asserted claim does not result in the actual commencement of, or written correspondence threatening the commencement of, any litigation, arbitration or other such proceedings; and/or (B) Contested Claims asserted by the Buyer for Claims that are wholly between any of the Buyer or other Indemnified Party under the Purchase Agreement and any of the Sellers (i.e., Claims that do not include claims asserted by third parties), will be settled by mutual agreement of the Seller Representative and the Buyer or by a final, binding and non-appealable order by a court having competent jurisdiction. Either the Buyer or the Seller Representative may provide the Escrow Agent with a copy of any such final decision, accompanied by a certificate from such representative to the Escrow Agent certifying that such decision is a final decision and that the Escrow Agent may conclusively rely on such certificate. The Escrow Agent shall have no duty to determine if the procedures described below were followed in connection with such decision.

               (iii) Any amount owed to the Buyer or other Indemnified Party under the Purchase Agreement hereunder, determined pursuant to Section
                                                                         -------
          8(b)(i) or (ii) above, will be immediately payable to the Buyer out of
          -------    ----
          the Escrow Funds at a value equal to the applicable Fair Market Value (it being understood the Seller Representative shall have the discretion to determine, by notice from the Seller Representative to the Escrow Agent, whether to satisfy any claim with Escrow Shares, with Notes or with Escrow Funds other than Escrow Shares or Notes) provided that if such notice is not provided, the Buyer will notify the Escrow Agent as to the type of Escrow Funds to be used to satisfy the Claim.

          (c) Notwithstanding the foregoing, at any time after the Seller Representative receives the Notice of Claim prior to the Determination Date, the Seller Representative may deposit with the Escrow Agent cash (by wire transfer of immediately available funds) in an amount equal to the Claim and the Escrow Agent will deliver to the Seller Representative the number of Escrow Shares equal to the cash amount so deposited divided by $16.00, rounding down to the nearest whole share; provided, that the Sellers shall then hold such shares subject to the provisions of Section 8.11 of the Purchase Agreement.

     9.   Voting and Rights of Ownership.
          ------------------------------

          (a) Except for any stock splits, stock dividends paid in shares of capital stock of Buyer or reclassifications declared with respect to the Buyer Common Stock and except for any payments of principal on the Notes, any cash dividends, dividends payable in securities other than Buyer Common Stock, interest or other distributions of any kind made with respect to the Escrow Funds will be distributed by Buyer to the Seller Representative, and in the event the Escrow Agent receives any such dividends, interest or distributions, it shall deliver them to the Seller Representative. Any shares of capital stock of Buyer to be issued on the Escrow Shares as a consequence of any stock split, stock dividend paid in shares of capital stock of Buyer or reclassification and any payments of principal on the Notes shall be deemed to be included with the Escrow Funds previously placed in escrow under this Agreement and shall be deposited by the Seller Representative into escrow. All interest, cash dividends and earnings of the Escrow Funds will be paid quarterly to the Seller Representative.

          (b) So long as any Escrow Funds are held in escrow pursuant to this Agreement, the Sellers shall be the record and beneficial owners of such Escrow Funds, and the Sellers will have the right to vote, or not vote, the Escrow Shares, or any portion thereof. While any Escrow Funds remain in escrow pursuant to this Agreement, the Sellers will retain and will be able to exercise all other incidents of ownership of such Escrow Funds that are not inconsistent with the terms and conditions hereof.

          (c) Except as provided in the Purchase Agreement, no Escrow Funds or any beneficial interest therein may be pledged, sold, hedged, assigned or otherwise transferred (including by operation of law) by the Sellers to any Person, and each of the Sellers covenants to take all action reasonably necessary so that no Escrow Funds may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Sellers (other than as expressly contemplated by this Agreement and the Purchase Agreement) prior to the release from escrow of such Escrow Funds to such party pursuant to this Agreement; provided, however, that in the event of a tender offer, merger or other reorganization of Buyer in which the holders of the outstanding capital stock of Buyer are to receive (either directly or upon subsequent liquidation) stock or securities of another entity or cash in connection with such reorganization, the Buyer and the Seller Representative shall take all actions necessary to cause the Escrow Agent to release the Escrow Funds in exchange for a portion of such stock, securities or cash having a market value equal to the Fair Market Value of such Escrow Funds and which shall become "Escrow Funds" for all purposes of, and subject to, this Agreement.

              (d) Notwithstanding paragraph (c) above, Melham U.S., Inc. and Purico (IOM) Limited may transfer the Notes held of record by such entity to a direct or indirect wholly owned Subsidiary of such entity if (i) such transferee delivers to Buyer a written agreement consenting to the provisions of this Escrow Agreement and such Notes remain in escrow subject to Sections 7 and 8 of
                                                            ----------     -
this Agreement.

              (e) Escrow Funds represented by certificate(s) or note(s) shall bear the following legend:

              THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] ARE SUBJECT TO AN ESCROW AGREEMENT DATED APRIL 1, 1999 BY AND AMONG CADMUS COMMUNICATIONS CORPORATION, MELHAM U.S. INC., PURICO (IOM) LIMITED, PAUL F. MACK, AND STATE STREET BANK AND TRUST COMPANY, N.A., AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO THE TERMS OF WHICH THE TRANSFER OF SUCH AGREEMENT ALSO PROVIDES FOR VARIOUS OTHER LIMITATIONS AND OBLIGATIONS.

          10. Replacement of Escrow Funds With Cash. At any time following
              -------------------------------------
April 1, 2000, the Seller Representative may deposit with the Escrow Agent cash (by wire transfer of immediately available funds) and the Escrow Agent will deliver to the Seller Representative the number of Escrow Shares equal to the cash amount so deposited divided by $16.00. The Escrow Agent shall not release any Escrow Funds represented by the Notes to the Seller Representative in the event Seller Representative deposits cash as provided in the preceding sentence. It is agreed that in the event of a registration of securities of Buyer for offer and sale under the Securities Act of 1933, as amended, with respect to which Sellers have registration rights under the Registration Rights Agreement, dated April 1, 1999, among the Sellers and the Buyer, the Escrow Agent and the Buyer will cooperate to permit Escrow Shares to be included in such registration and released from escrow upon receipt by the Escrow Agent of the proceeds from the sale of such Escrow Shares as replacement Escrow Funds in accordance with this Agreement.

          11. Disagreement.  In the event (a) of any disagreement between Buyer
              ------------
and Sellers or the Seller Representative with respect to this Agreement or the Escrow Funds or (b) the Escrow Agent is in doubt as to what action should be taken hereunder, the Escrow Agent shall have the absolute right at its election to do either or both of the following: (a) withhold or stop all performance of this Agreement, save and accept safekeeping of the Escrow Funds (and all notices or instructions received in connection herewith) until the Escrow Agent is satisfied that such disagreement has been resolved in accordance with Section 8
                                                                      ---------
hereof; or (b) file a suit in interpleader and obtain an order of the court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Escrow Funds. In the event that the Escrow Agent files a suit in interpleader, the Escrow Agent's reasonable attorneys' fees and expenses in filing and prosecuting such lawsuit shall be paid half by Buyer and half by Sellers.

          12. Investment of Escrow.  The Escrow Agent shall hold the Escrow
              --------------------
Funds delivered to it under the terms of this Agreement and shall invest and reinvest any cash included in the Escrow Funds held by it hereunder in Permitted Investments (as defined below) as directed in writing by the Seller Representative, or in the case of clause (iv) below as directed in writing by Buyer and Seller Representative. "Permitted Investments" means any of the
                                  ---------------------
following: (i) any investment in direct obligations of the United States of America or any state, commonwealth or territory thereof or any agency of the foregoing or obligations guaranteed by the United States of America or any state, commonwealth or territory thereof or any agency of the foregoing, (ii) investments in time deposit accounts, certificates of deposit having a maturity of 6 months or less and money market deposits issued by a bank or trust company which is organized under the laws of the United States of America having capital and surplus in excess of $250,000,000, (iii) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $250,000,000, or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities Exchange Commission under the Investment Company Act of 1940, as amended, and
(iv) corporate obligations or equity securities to the extent approved in advance of any investment in writing by both Buyer and Seller Representative. For purposes of determining the Fair Market Value of any particular Permitted Investment for purposes of this Agreement: (a) the Fair Market Value of any investment of the type described in clause (i) or (iv) above shall be determined by reference to the valuation of such investment set forth in the Wall Street
                                                                  ---- ------
Journal, Eastern Edition, for the date immediately prior to the date of
-------
valuation, or if not reported therein, then the determination shall be made by reference to the Telerate Service, and if not reported therein then Bloomberg News Service, and if not reported therein then such other reporting service as agreed to in writing by Buyer and the Seller Representative; and (b) the Fair Market Value of any investment of the type described in clause (ii) or (iii) above shall be the face amount of such investment as of the date of valuation. The Escrow Agent shall not be responsible for any losses direct or indirect relating to the investment of the Escrow Funds, except where the Escrow Agent breached its obligations to invest such Escrow Funds in accordance with this Agreement.

          13. Periodic Reporting.  Within five (5) business days after the last
              ------------------
day of each calendar month, the Escrow Agent shall provide to Buyer and Seller Representative the following information (a "Portfolio Report"): (i) the respective amounts of Escrow Shares, Notes and Escrow Funds held in Permitted Investments (together with a description of any amounts attributable to the Permitted Investments), and (ii) the aggregate Fair Market Value of the Escrow Funds as of the last day of the preceding calendar month.

          14. Agreement of Escrow Agent.  The Escrow Agent hereby agrees to
              -------------------------
receive the Escrow Funds and hold the same intact, and to invest the Escrow Funds in accordance with the terms of this Agreement, and shall not permit any withdrawal thereof except under the terms of this Agreement. The Escrow Agent shall be responsible only for the safekeeping and the investment of any funds included in the Escrow Funds and the disbursements or delivery thereof in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall have no responsibility for the performance by Buyer, Sellers and Seller Representative of any of their obligations under this Agreement or be bound in any way by any agreement (including, but not limited to the Purchase Agreement) for, between or among Buyer, Sellers and Seller Representative or any of them and any other person or party (whether or not Escrow Agent has knowledge of any such agreement), other than this Agreement.

          15. Performance of Escrow Agent.  The Escrow Agent shall perform such
              ---------------------------
duties and only such duties as are expressly set forth herein and there are no implied duties. In performing any of its duties under this Agreement or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses that they may incur as a result of the Escrow Agent so acting or failing to act; provided, however, the Escrow Agent shall be liable for damages arising out of its willful misconduct or negligence under this Agreement or any breach of this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, that the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provisions of this Agreement.

          16. Indemnification and Hold Harmless.  Buyer and Sellers hereby
              ---------------------------------
jointly and severally agree to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and reasonable counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder, except in the case of breach, negligence or willful misconduct. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this Section are in addition to any other rights any of the indemnified parties may have at law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

          17. Fees of Escrow Agent.  Buyer and Sellers shall be equally
              --------------------
responsible for payment of the fee to the Escrow Agent for its ordinary services hereunder (which shall include receipt, investment and disbursement of the Escrow Funds in the manner described herein).

          18. Instructions and Notices.  All notices, requests, claims, demands
              ------------------------
and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, ten (10) business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as DHL, Federal Express or United Parcel Service, two
(2) business days after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following address (or at such other address as shall be given in writing by any party to the other):

          If to Buyer:

              Cadmus Communications Corporation
              6620 Broad Street
              Suite 240
              Richmond, VA 23230
              Attention: General Counsel
              Telephone No.: (804) 287-5680
              Telecopier No.: (804) 287-5683
              Employer Identification No.: 54-1274108

          If to Sellers:

              Sellers:

              Purico (IOM) Limited
              P.O. Box 16
              Analyst House
              20-26 Peel Road
              Douglas
              Isle of Man
              IM99 IAP
              Facsimile No.: 44-1624-629-983
              Attention: President

              Melham U.S. Inc.
              c/o Mack Printing Group
              1991 Northampton Street
              Easton, PA 18042-3189
              Attention:  President
              Facsimile No.: (610) 250-7285

              Paul F. Mack
              3580 Magnolia Drive
              Easton, Pennsylvania 18045

              With a required copy to:

              Dechert Price & Rhoads
              4000 Bell Atlantic Tower
              1717 Arch Street
              Philadelphia, PA 19103
              Attention: Christopher G. Karras, Esq.
              Facsimile No.: (215) 994-2222

          If  to Seller Representative:

              Nathu R. Puri
              Melton Medes Limited
              Environment House
              6 Union Road
              Nottingham NG3 IFH England
              Facsimile No: 011-44-115-901-3100

              With a required copy to:

              Dechert Price & Rhoads
              4000 Bell Atlantic Tower
              1717 Arch Street
              Philadelphia, PA 19103
              Attention: Christopher A. Karras, Esq.
              Facsimile No: (215) 994-2222

              and to:

              Paul F. Mack
              3580 Magnolia Drive

             Easton, Pennsylvania 18045


          If to Escrow Agent:

              State Street Bank and Trust Company, N.A.
              61 Broadway
              New York, New York 10006
              Attention: Ms. Jean Clarke
              Corporate Trust Division
              Facsimile No.: (212) 612-3202

          19. Governing Law.  This Agreement shall be governed by and construed
              -------------
accordance with the laws of the State of New York. Each of the parties hereto and the Seller Representative irrevocably submits to the exclusive jurisdiction of the (a) the state courts of the State of New York and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby. Each of Sellers and Seller Representative agrees that process may be served in connection with any matter in New York in accordance with the provisions of Section 18 hereof.

          20. Headings.  The headings in this Agreement are inserted for
              --------
convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          21. Severability.  Each provision of this Agreement is intended to be
              ------------
severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Agreement.

          22. Counterparts.  This Agreement and any amendment hereto may be
              ------------
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          23. Amendment.  No modification or amendment to this Agreement shall
              ---------
be valid unless produced in writing and signed by all of the parties hereto.

          24. Successors.  This Agreement shall be binding upon and inure to
              ----------
the benefit of the parties hereto and their respective successors and assigns. The Escrow Agent shall not be bound by or incur any liability with respect to the Agreement or any other agreement or understanding between Buyer and Sellers, except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

          25. Resignation/Removal of Escrow Agent.  The Escrow Agent may resign
              -----------------------------------
at any time by giving Buyer and Seller Representative 30 days' written notice of such intention. Buyer and Seller Representative may remove the Escrow Agent, as such, by giving Escrow Agent 30 days' written notice of such removal signed by Buyer and Seller Representative. Upon the effective date of its resignation or removal, the Escrow Agent will deliver the Escrow Funds held hereunder to such successor escrow agent directed by the joint written instructions of Buyer and Seller Representative. After the effective date of its resignation or removal, the Escrow Agent shall have no duty with respect to the Escrow Funds except to hold such property in safekeeping and to deliver same to its successor or as is directed in writing by Buyer and Seller Representative. If no successor escrow agent has been appointed by Buyer and Seller Representative within 30 days from the date such notice of resignation or removal has been given, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all or part of the escrowed funds.

          IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.




                       CADMUS COMMUNICATION CORPORATION


                       By: /s/ Bruce V. Thomas
                           -------------------
                           Name:  Bruce V. Thomas
                           Title: Senior Vice President,
                                  Finance and Administration


                       MELHAM U.S. INC.


                       By: /s/ Scott E. M. DeNardo
                           -----------------------
                           Name:  Scott E.M. DeNardo
                           Title: Secretary


                       PURICO (IOM) LIMITED


                       By: /s/ Steven H. Smith
                           --------------------
                           Name:  Steven H. Smith
                           Title: Attorney-in-Fact



                       ___________________________
                       PAUL F. MACK

          IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.




                       CADMUS COMMUNICATION CORPORATION


                       By:
                           ___________________________
                           Name:  Bruce V. Thomas
                           Title: Senior Vice President,
                                  Finance and Administration


                       MELHAM U.S. INC.


                       By:
                           _________________________
                           Name:  Scott E.M. DeNardo
                           Title: Secretary


                       PURICO (IOM) LIMITED


                       By:
                           ______________________
                           Name:  Steven H. Smith
                           Title: Attorney-in-Fact



                       /s/ Paul F. Mack
                       ----------------
                       PAUL F. MACK

                       STATE STREET BANK AND TRUST
                       COMPANY, N.A.

                       By: /s/ Jean Clarke
                           ---------------
                           Name:  Jean Clarke
                           Title: Assistant Secretary



                       Acknowledged and Agreed:



                       ______________________________
                       NATHU R. PURI

                       STATE STREET BANK AND TRUST
                       COMPANY, N.A.

                       By:
                           ______________________
                           Name:
                           Title:



                       ACKNOWLEDGED AND AGREED:



                       /s/ N. R. Puri
                       --------------
                       NATHU R. PURI